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                                                                    Exhibit 23.1


                          INDEPENDENT AUDITOR'S CONSENT

As the independent auditor for Mega Group, Inc. and Subsidiary, we hereby consent to the inclusion of our report on our audit of the consolidated financial statements of Mega Group, Inc. and Subsidiary as of December 31, 2000 and for the two year periods then ended in the Annual Report of Mega Group, Inc. on Form 10-KSB for the year ended December 31, 2000.

/s/ ARONSON, FETRIDGE & WEIGLE, P.C.

Aronson, Fetridge & Weigle, P.C.
March 28, 2001
Rockville, Maryland